UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 22, 2007

The Pepsi Bottling Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14893	13-4038356
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Pepsi Way, Somers, New York		10589
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(914) 767-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At a meeting of the Board of Directors of The Pepsi Bottling Group, Inc. ("PBG") on March 22, 2007, John T. Cahill tendered his resignation as Executive Chairman and member of the Board of Directors, effective March 31, 2007. PBG originally announced Mr. Cahill's planned resignation in July 2006.

Also at the meeting on March 22, 2007, each of Thomas H. Kean and Clay G. Small informed PBG's Board of Directors of his decision not to stand for reelection as a director at PBG's 2007 Annual Meeting of Shareholders on May 23, 2007. Thus, each of Messrs. Kean and Small will cease service as a PBG director when his current term expires on May 23, 2007.

A copy of the press release announcing these changes to PBG's Board of Directors is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01 Other Events.

PBG's existing Certificate of Incorporation requires each director to be elected by a majority of the votes cast at a meeting at which directors are being elected and a quorum is present. On March 22, 2007, PBG's Board of Directors adopted an amendment to PBG's Corporate Governance Principles and Practices (the "Amendment") to require director nominees who do not receive a majority of the votes cast to tender their resignation to the Board of Directors. In such event, the Nominating and Corporate Governance Committee of the Board (the "Committee") will make a recommendation to the Board of Directors as to whether to accept or reject the resignation or whether other action should be taken. Under the Amendment, the Board of Directors is required to act on the Committee's recommendation within 90 days after the certification of the election results.

PBG's Corporate Governance Principles and Practices, as amended, are posted on PBG's website at www.pbg.com.

Item 9.01 Financial Statements and Exhibits.

(a) Not Applicable.

(b) Not Applicable.

(c) Not Applicable.

(d) Exhibit 99.1 - Press release dated March 23, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Pepsi Bottling Group, Inc.

March 23, 2007	By:	David Yawman

Name: David Yawman
Title: Vice President, Assistant General Counsel and Assistant Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated March 23, 2007.